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                             [LETTERHEAD OF
                  TROOP MEISINGER STEUBER & PASICH, LLP
                                 LAWYERS]

                             December 4, 1997

Brilliant Digital Entertainment, Inc.
6355 Topanga Canyon Boulevard, Suite 120
Woodland Hills, CA  91367

Ladies/Gentlemen:

       At your request, we have examined the Registration Statement on Form SB-2 (the "Registration Statement") to which this letter is attached as
Exhibit 5.1 filed by Brilliant Digital Entertainment, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933 (the "Act"), 2,500,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company (the ""Company Firm Shares"), 450,000 shares of Common Stock of a selling stockholder (the "Selling Stockholder Firm Shares"), up to an additional 344,000 shares of Common Stock of the Company (the "Company Option Shares") and 98,500 shares of Common Stock of a selling stockholder (the "Selling Stockholder Option Shares" and together with the Selling Stockholder Firm Shares, the "Selling Stockholder Shares") subject to the Underwriters' over-allotment option, and any additional shares of Common Stock of the Company which may be registered pursuant to Rule 462(b) under the Act (together with the Company Firm Shares and the Company Option Shares, the "Company Shares").

       We are of the opinion that the Company Shares have been duly authorized and upon issuance and sale of the Company Shares in conformity with and pursuant to the Registration Statement, the Company Shares will be validly issued, fully paid and non-assessable.

       We are of the opinion that the Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and non-assessable.

       We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name in the Prospectus constituting a part thereof.

                                      Respectfully submitted,


                                      /s/ Troop Meisinger Steuber & Pasich, LLP


                                      TROOP MEISINGER STEUBER & PASICH, LLP